UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022, Archer-Daniels-Midland Company (the “Company”) announced that Ray G. Young will be retiring as Vice Chairman and cease to be an executive officer of the Company, effective December 31, 2022.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2022, the Board of Directors (the “Board”) of the Company approved certain amendments to the Company’s Bylaws effective as of that date (as so amended, the “Bylaws”), including the following:

Remote Communication for Stockholder Meetings

The Bylaws now expressly permit the Board, in its sole discretion, to determine whether annual and special meetings of stockholders will be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”). In addition, the Bylaws were amended to state that notice of a stockholder meeting will include the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting.

Stockholder Proposals and Procedures

The Bylaws now provide that a stockholder proposal which seeks to nominate persons to stand for election as directors of the Company must be compliant with the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be brought before an annual meeting of stockholders. Furthermore, the advance notice window for stockholder proposals to be brought before an annual meeting has been set at not less than ninety (90) nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (or, if the next annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, the stockholder proposal must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting is given or public disclosure of the date of the annual meeting is made).

As a result of this amendment to the Bylaws, in order to be timely, stockholder proposals intended to be presented at the Company’s 2023 annual meeting of stockholders (and not included in the Company’s proxy statement for that meeting) must be delivered to the Secretary of the Company at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601 no earlier than January 5, 2023, and no later than February 4, 2023 (or, if the 2023 annual meeting is called for a date that is not within the period from April 5, 2023 to June 4, 2023, the stockholder proposal must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting is given or public disclosure of the date of the annual meeting is made).

The Bylaws now include a requirement that for any stockholder proposal that seeks to nominate persons to stand for election as directors of the Company, the stockholder’s notice also must include, as to the stockholder giving such notice and the beneficial owner, if any, on whose behalf the stockholder proposal is made, a representation whether such person intends or is part of a group that intends to solicit the holders of shares of theCompany’s outstanding capital stock representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of such nominees, and a representation whether such person intends or is part of a group that intends to otherwise solicit proxies or votes from stockholders in support of such nominees.

The Bylaws also revise or add various other requirements regarding the content of notices of stockholder proposals which seek to nominate a person to stand for election as a director of the Company, as well as requiring the delivery of certain updates to such notices and setting deadlines for providing such notices and replying to requests by the Company for additional information reasonably required for the Company to determine the eligibility of the proposed nominee to serve as a director.

The Bylaws now provide that a stockholder proposal be disregarded and no vote shall be taken with respect to such stockholder proposal, notwithstanding that proxies with respect to such vote may have been received by the Company, if such stockholder (or a representative of such stockholder) does not appear at the annual or special meeting of stockholders to present such stockholder proposal.

Meeting Adjournments and Stockholder List

The Bylaws revise the conditions under which notice need not be given of any adjourned meeting. They also amend the requirements related to the Secretary making a complete list of stockholders entitled to vote at each meeting of stockholders open to the examination of any stockholder to permit the Company to make the list available by means of a reasonably accessible electronic network or at the Company’s principal place of business.

Board Size

The Bylaws now state that the Board must consist of three (3) or more members, the number thereof to be determined from time to time by resolution of the Board.

Forum

The Bylaws now provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Emergency Powers

The Bylaws now grant the Board certain powers during emergencies to the greatest extent permitted by the DGCL.

The Bylaws also make a variety of other language and conforming changes and other technical edits and updates (including to account for changes in Delaware law). The foregoing description of the Bylaws, as amended, do not purport to be complete and are qualified in their entirety by reference to the Bylaws, as amended, which are attached as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 8.01.	Other Events.

Changes to Deadline for Submission of Stockholder Proposals for 2023 Annual Meeting

The information in this Item 8.01 updates and supersedes certain dates related to submission of stockholder proposals for the 2023 annual meeting of stockholders of the Company that appeared under the heading “Submission of Stockholder Proposals and Other Matters – Deadline for Submission of Stockholder Proposals” on page 77 of the Company’s proxy statement for the 2022 annual meeting of stockholders of the Company, filed with the Securities and Exchange Commission on March 22, 2022.

As a result of the amendment to the Bylaws described in Item 5.03 of this Current Report on Form 8-K, in order to be timely, stockholder proposals intended to be presented at the Company’s 2023 annual meeting of stockholders (and not included in the Company’s proxy statement for that meeting) must be delivered to the Secretary of the Company at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601 no earlier than January 5, 2023, and no later than February 4, 2023 (or, if the 2023 annual meeting is called for a date that is not within the period from April 5, 2023 to June 4, 2023, the stockholder proposal must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the annual meeting is given or public disclosure of the date of the annual meeting is made).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

3(ii)	Bylaws, as amended through November 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: November 4, 2022	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary